Exhibit 99.1

News Release

Contact:
Brad Cohen
Public Relations
Quantum Corp.
+1 (408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
+1 (212) 331-8424 or +1 (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: Aug. 9, 2017 1:15 p.m. PDT

Quantum Corporation Reports Fiscal First Quarter 2018 Results

•	Total revenue increased year-over-year to $116.9 million

•	Scale-out tiered storage revenue of $33.7 million, up 10% year-over-year

•	GAAP net loss of $0.11 per share, flat year-over-year

•	Non-GAAP earnings of $0.04 per diluted share, up $0.02 year-over-year

SAN JOSE, Calif. - Aug. 9, 2017 - Quantum Corp. (NYSE: QTM) today reported results for the fiscal first quarter 2018 ended June 30, 2017 and provided guidance for the fiscal second quarter and full year.

Fiscal First Quarter 2018 Financial Results
(All comparisons are relative to the fiscal first quarter 2017 unless otherwise stated.)1

•	Total revenue increased to $116.9 million, up from $116.3 million.

•	Branded revenue was $99.6 million, a 3 percent increase.

•	Scale-out tiered storage revenue was $33.7 million, up from $30.8 million.

•	Total data protection revenue was $73.1 million, down from $76.9 million and consisting of:

•	$58.4 million in tape automation, devices and media revenue, up 6 percent overall, with branded revenue growing 14 percent and OEM revenue declining 32 percent.

•	$14.7 million in disk backup systems revenue, down from $21.5 million in the same quarter a year earlier which included a large, multi-million dollar deal.

[1] All revenue figures for scale-out tiered storage, data protection, disk backup systems and tape automation, devices and media in this press release include related service revenue.

•	Royalty revenue was $10.0 million, up from $8.6 million.

•	GAAP operating loss was $2.5 million, and non-GAAP operating income was $2.2 million, compared to a loss of $1.8 million and income of $2.4 million, respectively.

•	GAAP net loss was $3.7 million, compared to $3.5 million, a net loss of $0.11 per diluted share[2] in both quarters.

•	Non-GAAP net income was $1.4 million, or $0.04 per diluted share, up from $0.8 million, or $0.02 per diluted share.

“We continued to build on our momentum over the past year, growing total revenue year-over-year and generating non-GAAP net profit for the fifth consecutive quarter,” said Jon Gacek, president and CEO of Quantum. “Although the total revenue increase was slight, branded revenue grew 3 percent. Other revenue highlights included year-over-year growth in scale-out tiered storage of 10 percent and another strong quarter for branded tape automation, devices and media sales.

“We also announced StorNext 6, a major new release of our industry-leading scale-out file system and data management software, which recently began shipping. StorNext 6 will enable us to deliver greater value to customers and, we believe, help further broaden our market reach, along with several new partnerships we announced during the quarter. They include ecosystem partnerships with Veeam in data protection, Veritone in artificial intelligence and DataFrameworks in data visualization and management, as well as a strategic reseller partnership with Uniview in video surveillance. [See “Fiscal First Quarter Business Highlights” section below for additional information on these partnerships.]

“As we look forward to the rest of fiscal 2018, we continue to be excited about the opportunity to grow total revenue, driven by expected scale-out tiered storage growth of at least 20 percent for the year. At the same time, we remain focused on generating profit and cash and are confident in our ability to manage our debt - including paying off our November 2017 convert - with existing resources.

“In addition, our newly constituted board of directors has launched a number of strategic initiatives and is working closely with the management team to implement various work streams, with the goal of improving long-term growth, recurring revenue and profitability. As part of this work, we are in the process of engaging a top-tier consulting firm which we expect will help the company to identify and deliver improvements in the operating characteristics of the business over the next six to 12 months, including accretive contributions to non-GAAP earnings. We plan to update investors on a quarterly basis regarding the progress of this important initiative.”

[2] All earnings per share figures included in this press release have been adjusted to reflect the reverse stock split, effective April 18, 2017.

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Fiscal Second Quarter and Full Year 2018 Guidance
Quantum provided the following guidance for the fiscal second quarter 2018:

•	Total revenue of $120 million to $125 million.

•	GAAP and non-GAAP gross margin of 41-42 percent.

•	GAAP and non-GAAP operating expenses of approximately $49 million and

•	$47 million, respectively.

•	GAAP and non-GAAP interest expense of $2.4 million and $1.9 million, respectively, and taxes of $400,000.

•	GAAP loss/earnings per share of ($0.06) to breakeven and non-GAAP earnings of $0.01 to $0.05 per diluted share.

The company also provided the following guidance for the full fiscal year:

•	Total revenue of $515 million to $525 million.

•	GAAP and non-GAAP earnings per share above the levels achieved in fiscal 2017.

Fiscal First Quarter Business Highlights

•
Quantum announced new, unique integration with Veeam for DXi® deduplication appliances and Quantum’s latest Scalar® tape storage platform to deliver more robust data protection for virtual environments. These integrated solutions make it easier for Veeam customers to deploy “3-2-1 data protection” best practices - storing at least three copies of data on two different types of media with one backup copy off-site - to guard against data loss, localized disaster and ransomware.

•
The company has established a strategic relationship with Veritone Inc., a leader in cognitive analytics. Veritone aiWARE ¯ a hybrid on-premise and cloud version of Veritone’s best-in-class, cloud-based artificial intelligence platform ¯ will be offered as an integrated solution with StorNext®. This combination will allow users to leverage the power of Veritone’s analytics, along with top cognitive engines, to extract new value from their on-premise video and audio content without having to move it to the cloud.

•
Under another new partnership, Quantum has integrated DataFrameworks ClarityNow software with its Xcellis® scale-out storage and Artico™ archive appliances, providing increased visibility into usage and other intelligence regarding large unstructured data. Through deeper insight into their data, users with highly demanding storage environments ¯ which can include hundreds of storage nodes, dozens of file systems and multiple different vendors ¯ will now be able to scan, organize, access and migrate their data much more easily and efficiently to meet their business or mission objectives.

•
The company announced that Zhejiang Uniview Technologies Co. Ltd., one of the top three video surveillance system integrators in China, has agreed to become a Quantum value-added reseller and strategic alliance partner. This alliance gives Quantum greater reach into what is expected to be the largest video surveillance market in the world by next year and also reflects the company’s focus on expanding its partnerships with global system integrators in video surveillance.

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•
Further highlighting Quantum’s emergence as a major player in video surveillance, the company won two prestigious awards for video surveillance storage at the ISC West 2017 Conference. The Security Industry Association (SIA) named Quantum’s StorNext data management software as a category winner in the New Product Showcase (NPS), one of the top accolades for product innovation in the security industry. In addition, StorNext received the Platinum Govies Government Security award given by Security Today magazine, which honors outstanding government security products in a variety of categories.

•
In the media and entertainment market, Quantum’s new StorNext 6 release garnered multiple honors at the 2017 NAB Show. Providing a unique combination of new advanced data management features and industry-leading performance, StorNext 6 won a NewBay Media Best of Show Award and Post Magazine “Post Pick.” The NewBay Media award recognizes technologies for innovation, feature set, cost efficiency and performance in serving the industry, while the Post Pick award is given to a standout new product notable for its innovation. In addition, StorNext 6 was an IABM Game Changer Award finalist, selected not only for innovation but also for delivering significant operational and business benefits.

Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, Aug. 9, 2017, at 2:00 p.m. PDT to discuss its fiscal first quarter results. Press and industry analysts are invited to attend in listen-only mode.
Dial-in number: 503-343-6063
Participant passcode: 55430824
Replay numbers: 855-859-2056 U.S.; 404-537-3406 International
Replay passcode: 55430824
Replay expiration: Wednesday, Aug. 16, 2017
Webcast site: www.quantum.com/investors
About Quantum
Quantum is a leading expert in scale-out tiered storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.
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Quantum, the Quantum logo, Artico, DXi, StorNext and Xcellis are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to: i) the benefits, features, opportunities and impacts of StorNext 6 and the product offerings resulting from our new business relationships with Veeam, Veritone,

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DataFrameworks and Zhejiang Uniview; ii) our focuses and expectations for the rest of fiscal 2018; iii) our ability to pay off our November 2017 convert; iv) the goals and expectations regarding our strategic initiatives and related work streams, including our engagement of a consulting firm and the resulting improvements; and v) all of our statements under the heading “Fiscal Second Quarter and Full Year 2018 Guidance” are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 1, 2017. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology in connection with prior acquisitions which are included within other long-term assets in the Condensed Consolidated Balance Sheet. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options, restricted stock units and employee stock purchase plan. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of Debt Costs
Amortization of debt costs, included in interest expense, relates to the amortization of fees incurred and paid in connection with the issuance of our debt and convertible notes. Amortization of debt costs is a non-cash expense that is representative of a single transaction which occurred in prior periods. The amount is excluded from non-GAAP financial measures because it is not considered a core operating activity and management believes that it is appropriate to exclude the amortization from interest expense in order to provide investors the ability to compare Quantum’s period-over-period results from continuing operations.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Proxy Contest and Related Costs
Proxy contest and related costs are expenses incurred to respond to activities and inquiries of VIEX Capital Advisors, LLC, including their proxy solicitation and subsequent costs related to the identification and appointment of new board members. These costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Litigation Costs
Litigation costs are expenses incurred to defend ourselves and perform other activities related to certain patent infringement lawsuits filed by third parties. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2017	March 31, 2017

Assets
Current assets:
Cash and cash equivalents	$8,661	$12,958
Restricted cash	1,891	1,832
Accounts receivable	109,418	116,056
Manufacturing inventories	27,821	27,661
Service parts inventories	19,788	19,849
Other current assets	10,005	9,969
Total current assets	177,584	188,325
Long-term assets:
Property and equipment	10,455	11,186
Restricted cash	20,000	20,000
Other long-term assets	4,993	5,516
Total long-term assets	35,448	36,702
	$213,032	$225,027
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$45,007	$41,611
Accrued warranty	3,161	3,263
Deferred revenue	79,996	84,683
Accrued restructuring charges	2,249	869
Convertible subordinated debt	62,926	62,827
Accrued compensation	22,186	24,104
Other accrued liabilities	13,309	12,998
Total current liabilities	228,834	230,355
Long-term liabilities:
Deferred revenue	36,697	37,642
Accrued restructuring charges	544	481
Long-term debt	60,219	65,028
Other long-term liabilities	4,736	7,520
Total long-term liabilities	102,196	110,671
Stockholders' deficit	(117,998)	(115,999)
	$213,032	$225,027

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2017	June 30, 2016
Revenue:
Product	$71,618	$71,826
Service	35,246	35,818
Royalty	9,994	8,640
Total revenue	116,858	116,284
Cost of revenue:
Product	50,949	50,132
Service	15,090	15,506
Total cost of revenue	66,039	65,638
Gross margin	50,819	50,646
Operating expenses:
Research and development	10,605	11,058
Sales and marketing	27,824	26,367
General and administrative	12,509	12,960
Restructuring charges	2,335	2,052
Total operating expenses	53,273	52,437
Loss from operations	(2,454)	(1,791)
Other income	98	155
Interest expense	(2,558)	(1,507)
Loss before income taxes	(4,914)	(3,143)
Income tax provision (benefit)	(1,240)	377
Net loss	$(3,674)	$(3,520)

Basic and diluted net loss per share	$(0.11)	$(0.11)
Basic and diluted weighted average shares	34,084	33,292

Included in the above Statements of Operations:

Restructuring charges:	$2,335	$2,052

Amortization of intangibles:
Cost of revenue	36	48
	36	48
Share-based compensation:
Cost of revenue	217	280
Research and development	286	403
Sales and marketing	520	612
General and administrative	590	703
	1,613	1,998
Amortization of debt costs:
Interest expense	427	168
	427	168
Proxy contest and related costs:
General and administrative	631	45
	631	45
Litigation costs:
General and administrative	4	14
	$4	$14

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2017	June 30, 2016

Cash flows from operating activities:
Net loss	$(3,674)	$(3,520)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,268	1,383
Amortization and write off of debt issuance costs	427	168
Service parts lower of cost or market adjustment	1,257	1,337
Tax benefit from settlement	(1,656)	—
Non-cash interest expense	277	—
Deferred income taxes	120	75
Share-based compensation	1,613	1,998
Changes in assets and liabilities:
Accounts receivable	6,638	15,426
Manufacturing inventories	(709)	3,686
Service parts inventories	(1,034)	(124)
Accounts payable	3,318	(8,364)
Accrued warranty	(102)	14
Deferred revenue	(5,633)	(4,426)
Accrued restructuring charges	1,444	726
Accrued compensation	(2,047)	580
Other assets and liabilities	(489)	(3,798)
Net cash provided by operating activities	1,018	5,161
Cash flows from investing activities:
Purchases of property and equipment	(123)	(529)
Return of principal from other investments	278	—
Restricted cash	(2)	(15)
Net cash provided by (used in) investing activities	153	(544)
Cash flows from financing activities:
Borrowings of long-term debt	71,800	3,000
Repayments of long-term debt	(77,175)	(6,959)
Payment of taxes due upon vesting of restricted stock	(111)	(27)
Proceeds from issuance of common stock	5	—
Net cash used in financing activities	(5,481)	(3,986)
Effect of exchange rate changes on cash and cash equivalents	13	(5)
Net increase (decrease) in cash and cash equivalents	(4,297)	626
Cash and cash equivalents at beginning of period	12,958	33,870
Cash and cash equivalents at end of period	$8,661	$34,496

QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2017
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$50,819	43.5%	$(2,454)	(2.1)%	$(3,674)	$(0.11)	$(0.11)
Non-GAAP Reconciling Items:
Amortization of intangibles	36		36		36
Share-based compensation	217		1,613		1,613
Restructuring charges	—		2,335		2,335
Proxy contest and related costs	—		631		631
Litigation costs	—		4		4
Amortization of debt costs	—		—		427
Non-GAAP	$51,072	43.7%	$2,165	1.9%	$1,372	$0.04	$0.04

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(3,674)	$1,372
Interest on dilutive convertible notes						—	—
Income (loss) for purposes of computing income (loss) per diluted share						$(3,674)	$1,372

Weighted average shares:
Basic						34,084	34,084
Dilutive shares from stock plans						—	834
Diluted						34,084	34,918

	Three Months Ended June 30, 2016
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$50,646	43.6%	$(1,791)	(1.5)%	$(3,520)	$(0.11)	$(0.11)
Non-GAAP Reconciling Items:
Amortization of intangibles	48		48		48
Share-based compensation	280		1,998		1,998
Restructuring charges	—		2,052		2,052
Proxy contest and related costs	—		45		45
Litigation costs	—		14		14
Amortization of debt costs	—		—		168
Non-GAAP	$50,974	43.8%	$2,366	2.0%	$805	$0.02	$0.02

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(3,520)	$805
Interest on dilutive convertible notes						—	—
Income (loss) for purposes of computing income (loss) per diluted share						$(3,520)	$805

Weighted average shares:
Basic						33,292	33,292
Dilutive shares from stock plans						—	128
Diluted						33,292	33,420

The non-GAAP financial information set forth in these tables is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

QUANTUM CORPORATION
FORECAST SECOND QUARTER FISCAL 2018
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Dollars
Forecast operating expense on a GAAP basis	$49.0
Forecast share-based compensation	(2.0)
Forecast operating expense on a non-GAAP basis	$47.0

	Dollars
Forecast interest expense on a GAAP basis	$2.4
Forecast amortization of debt costs	(0.5)
Forecast interest expense on a non-GAAP basis	$1.9

	Dollars per Share
Forecast diluted earnings per share on a GAAP basis	$(0.06)	—	$0.00
Forecast share-based compensation	0.05	—	0.06
Forecast amortization of debt costs	0.01
Forecast diluted earnings per share on a non-GAAP basis	$0.01		$0.05

Estimates based on current fiscal 2018 projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K filed with the SEC on May 31, 2017. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.